                                 Exhibit 10.3


     SPECIAL WARRANTY DEED, DATED MAY 8, 2000, BY AND BETWEEN THE COMPANY
                      AND MGA DEVELOPMENT ASSOCIATES, L.P.

After Recording Return To:
-------------------------
Brownstein, Hyatt & Farber, P.C.
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202-4437
Attention:  Ronald B. Merrill, Esq.


                             SPECIAL WARRANTY DEED
                             ---------------------

     THIS SPECIAL WARRANTY DEED is made this ________ day of _____________, 2000, between MGA DEVELOPMENT ASSOCIATES, L.P., a Colorado limited partnership, whose address is c/o Miller Global Properties, LLC, 4643 South Ulster Street, Suite 1500, Denver, Colorado 80237 ("Grantor"), and RHYTHMS NETCONNECTIONS, INC., a Delaware corporation, whose address is 6933 South Revere Parkway, Englewood, Colorado 80112 ("Grantee").

     WITNESSETH, that Grantor, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Grantor, has sold and conveyed, and by these presents does hereby sell and convey unto the Grantee, its successors and assigns forever, all the real property situate, lying and being in the County of Arapahoe, State of Colorado, more particularly described as follows (the "Property"):

          Lot 13, a Resubdivision at Panorama Office Park I, the Plat of which was recorded October 9, 1987, as Reception No. 2897686, Plat Book 96 at Pages 36 and 37, County of Arapahoe, State of Colorado,

     TOGETHER WITH all improvements, fixtures, hereditaments, easements and appurtenances thereto belonging or in any way appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the Property;

     AND TOGETHER WITH all of Grantor's right, title and interest, if any, in and to all water and water rights, water wells, and well rights, whether tributary or non-tributary on, underlying, appurtenant to or used on or in connection with the Property, whether appropriated conditionally appropriated, or unappropriated, and whether adjudicated or unadjudicated, including, but not limited to, all well permits, decrees, and pending water court applications, if any, and any well equipment or other personalty or fixtures currently used for the supply, diversion, storage, treatment or distribution of water on or in connection with the Property, and all water and ditch stock relating thereto and all reserved water and sewer taps associated with the Property;

     AND TOGETHER WITH all mineral rights owned by Grantor relating to or in any way appertaining to the Property;

     SUBJECT TO the matters set forth on Exhibit A attached hereto and incorporated herein by this reference (the "Permitted Exceptions").

     TO HAVE AND TO HOLD the Property, with the appurtenances, unto the Grantee, its successors and assigns forever.

     AND Grantor does covenant and agree to and with Grantee to warrant and defend the Property in the quiet and peaceable possession of the Property by Grantee, its successors and assigns, against every person who lawfully claims the Property or any part thereof, by, through or under Grantor, subject to the Permitted Exceptions.

     IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor the day and year first above written.

                                 MGA DEVELOPMENT ASSOCIATES, L.P., a Colorado limited partnership


                                 By:   _________________________________
                                 Title:  Authorized Signatory

STATE OF COLORADO   )
CITY AND            ) ss.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this _______ day of __________________, 2000, by ____________________________ as Authorized
Signatory on behalf of MGA DEVELOPMENT ASSOCIATES, L.P., a Colorado limited partnership.

     Witness my hand and official seal.

     My commission expires:   _____________________________


     (SEAL)                                  ___________________________________
                                             Notary Public

                                   EXHIBIT A

                             Permitted Exceptions
                             --------------------


1.   Taxes for the year 2000, a lien but not yet due and payable.

2. Right of the proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the property hereby granted, as reserved in United States Patent recorded July 13, 1897, in Book A57 at Page 123.

3. Reservation of one-half of all oil, gas and mineral rights by Nell Battin Pearce, Grantor, her heirs and assigns, as set forth in Deed recorded September 25, 1952 in Book 773 at Page 538.

4. Covenants, conditions, restrictions, reservations and lien rights (if any) which do not include a forfeiture or reverter clause, deleting restrictions, if any, based upon race, color, religion, sex, handicap, familial status or national origin and any and all supplements, amendments and annexations thereto, set forth in the Declaration recorded July 18, 1979 in Book 3034 at Page 747; Certificate of Amendment recorded April 6, 1983 in Book 747.

5. Terms, conditions and provisions of Connector's Agreement recorded September 5, 1973 in Book 2166 at Page 111.

6. Any lien or assessment due by reason of inclusion of subject property in the Panorama Metropolitan District as set forth in Order and Decree Creating District recorded June 16, 1983 in Book 3889 at Page 583, June 30, 1983 in Book 3901 at Page 153 and Amended Order and Decree Creating District recorded November 8, 1983 in Book 4014 at Page 19.

7. Any lien or assessment due by reason of inclusion of subject property in the South Suburban Metropolitan Recreation and Park District created by Order dated October 30, 1959 and evidenced by instruments recorded April 21, 1981 in Book 3401 at Page 308 and recorded April 30, 1984 in Book 4145 at Pages 701 and 704.

8. Terms, conditions and provisions of Avigation Easement recorded March 12, 1987 in Book 5075 at Page 297.

9. Notes, Restrictions and Easements for utilities, drainage, sidewalk and incidental purposes as shown on the Plat of Panorama Office Park I recorded September 18, 1985 at Reception No. 2579604 in Plat Book 85 at Pages 49 and 50 and on the Plat of a Resubdivision at Panorama Office Park I recorded October 9, 1987 at Reception No. 2897686 in Plat Book 96 at Pages 36 and 37.

10. Terms, conditions and provisions of Reciprocal Access Easement Agreement between PERA, a Colorado general partnership and MGA Development Associates, L.P., a Colorado limited partnership recorded October 6, 1999 at Reception No. A9162817.

11. Terms, conditions and provisions of Drainage Easement Agreement between PERA, a Colorado general partnership and MGA Development Associates, L.P., a Colorado limited partnership recorded October 6, 1999 at Reception No. A9162818.

12. The following matters disclosed by ALTA/ACSM Land Title Survey prepared by Western States Surveying on June 4, 1999, last revised April 19, 2000, as Job No. 20027-001:

     A.   Picnic area located along the Northerly line of subject property.